PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001


Report of Independent
Registered Public Accounting
Firm

To the Trustees of DWS Advisor
Funds and Shareholders of Cash
Management Fund Investment:

In planning and performing our
audit of the financial statements of
Cash Management Fund Investment
(the "Fund"), as of and for the year
ended December 31, 2005, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States),
we considered the Fund's internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  A fund's internal
control over financial reporting is a
process designed to provide
reasonable assurance regarding the
reliability of financial reporting and
the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  Such
internal control over financial
reporting includes policies and
procedures that provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a
fund's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis. A significant
deficiency is a control deficiency,
or combination of control
deficiencies, that adversely affects
the Fund's ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that
there is more than a remote
likelihood that a misstatement of the
Fund's annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a control deficiency, or
combination of control deficiencies,
that results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will not
be prevented or detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all deficiencies
in internal control over financial
reporting that might be significant
deficiencies or material weaknesses
under standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies
in the Fund's internal control over
financial reporting and its
operation, including controls for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of December
31, 2005.

This report is intended solely for the
information and use of the Trustees,
management, and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.

February 24, 2006